SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2015, the Board of Directors of Vectren Corporation (the “Company”) elected Teresa J. Tanner as a new board member. Ms. Tanner is currently executive vice president, chief administrative officer at Fifth Third Bank. Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The recently promoted Tanner has led the Human Capital function of more than 300 human resources (HR) professionals since 2010 as the executive vice president and chief human resources officer, providing support through organizational development and learning, talent acquisition and optimization, succession planning, employee relations and culture, total rewards and strategic human capital planning. She also supports the executive team in facilitating organizational design, structure, and business planning across the bank. In her new role, in addition to Human Capital responsibilities, Tanner also will lead Facilities, Strategic Sourcing, and the Enterprise Program Management Office.

Ms. Tanner began her career at the McDonald’s Corporation, where she progressed through various operational and human resources roles through a 16-year span. In 2003, she joined Provident Bank in Cincinnati, where she served as the vice president of human resources. Soon after, she joined Fifth Third as a senior HR business partner, where she led a team of professionals that provided support to more than 3,500 employees. By 2009, Tanner was promoted to senior vice president, where she championed an even more strategic role in supporting the company’s talent management and engagement strategies in addition to enterprise learning with a strong focus on developing emerging leaders.

Ms. Tanner, 47 years old, resides in Cincinnati. She serves as an executive board member for the Ronald McDonald House Charities and Artswave and as a director on the board of Freestore Foodbank, all of which are Cincinnati-area nonprofit organizations. She is a graduate of Xavier University where she earned an MBA.

Ms. Tanner has not yet been assigned to Board committees. She has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which she was selected as a director.  Ms. Tanner will be compensated for her service on the Board of Directors of the Company and any committee of the Board on which she serves in accordance with the Company's compensation arrangements for non-employee directors. Given the timing of Ms. Tanner’s election to the board, she will receive a prorated cash retainer of approximately $48,000 for her service in 2015. Ms. Tanner's retainer is calculated by taking the sum of the cash retainer for non-employee directors and the cash equivalent value of the annual grant of share based units for non-employee directors, divided by twelve months, and prorated for her service period during 2015.

A copy of the press release announcing Ms. Tanner's appointment is attached and filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Exhibits

(d) Exhibits
The exhibits listed below are filed herewith.

Exhibit Number	Description

99.1	Vectren Corp. elects Teresa J. Tanner to board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC
September 10, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02:

Exhibit Number	Description

99.1	Vectren Corp. elects Teresa J. Tanner to board of directors